Exhibit 5.1

May 12, 2022

P10, Inc. 514 Cole Avenue, Suite 1600 Dallas, TX 75205

Ladies and Gentlemen:

We have acted as counsel to P10, Inc., a Delaware corporation (the “Company”), in connection with the filing of a Registration Statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Act”). The Registration Statement relates to registration under the Act by the Company of 9,300,000 shares (the “Shares”) of Class A common stock, par value $0.001 per share, of the Company to be offered and sold pursuant to the P10 Holdings, Inc. 2018 Stock Incentive Plan, as assumed by the Company, and the Company’s 2021 Stock Plan (collectively, the “Plans”).

We have examined such documents and such matters of fact and law as we deem necessary to render the opinions contained herein. In our examination, we have assumed, but have not independently verified, the genuineness of all signatures, the conformity to original documents of all documents submitted to us as certified, facsimile or other copies, and the authenticity of all such documents. As to questions of fact material to this opinion, we have relied on certificates or comparable documents of public officials and of officers and representatives of the Company.

Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the Shares to be issued by the Company under the Plans, when issued and sold in accordance with the terms of the respective Plans, and the Shares that have been issued under the Plans when sold in accordance with the terms of the respective Plans, will be validly issued, fully paid and non-assessable.

The opinions expressed herein are limited to the General Corporation Law of the State of Delaware and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

May 12, 2022

We hereby consent to the filing of this letter as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Sincerely,

/s/ Baker & Hostetler, LLP

Baker & Hostetler, LLP